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                                                                   EXHIBIT (e.8)

HEARTLAND INVESTOR SERVICES, LLC
3435 Stelzer Road
Columbus, Ohio 43219-3035


SHAREHOLDER SERVICES AGREEMENT

Ladies and Gentlemen:

As the principal underwriter of the shares ("Shares") of certain mutual fund portfolios ("Funds") of Heartland Group, Inc. ("HGI"), Heartland Investor Services, LLC (the "Distributor") hereby agrees that you, the undersigned broker-dealer, shall provide the distribution and shareholder services that are more fully described kd below.

1. We represent and warrant to you that the shareholder services described herein have been authorized pursuant to a Distribution and Shareholder Services Plan (the "Plan") adopted by certain of the Funds. The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). It is intended that you shall provide such shareholder services to your customers ("Customers") who may, from time to time, beneficially own a Fund's Shares.

2. You represent and warrant to us that (i) you are and will be at all times relevant to this Agreement a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) you are and will be at all times relevant to this Agreement a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You agree to comply with all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the NASD. We have furnished you with a list of the states or other jurisdictions in which Shares of the Funds have been registered for sale under, or are otherwise qualified for sale pursuant to, the respective securities laws of such states and jurisdictions. You agree that you will not offer a Fund's Shares to persons in any jurisdiction in which such Shares are not registered or otherwise qualified for sale. You further agree that you will maintain all records required by applicable law or otherwise reasonably requested by us relating to Fund transactions that you have executed.

3. You agree to provide various types of distribution assistance and Shareholder support services with respect to a Fund's Shares. Such distribution assistance and Shareholder support services may include those items that are enumerated in Schedule A attached hereto and such other similar services that we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

4. For all purposes of this Agreement, you shall be deemed to be an independent contractor, and shall have no authority to act as agent for us or for HGI in any matter or in any respect. No person is authorized to make any representations concerning us, HGI, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and Statement of Additional Information and in such printed information as we or HGI may subsequently prepare. You are specifically authorized to distribute to Customers a Fund's Prospectus (including any supplements to such Prospectus), its Statement of Additional Information and sales material received from us. No person is authorized to distribute any other sales material relating to the Funds without our prior written approval. You further agree to deliver to Customers, upon our request, copies of amended Prospectuses and Statements of Additional Information.



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5.   You and your employees will, upon request, be available during normal business hours to consult with us concerning the performance of your responsibilities under this Agreement. You will provide to us and to HGI's Board of Directors a written report of all expenditures under this Agreement, including a discussion of the purposes for which such expenditures were made. In addition, you will furnish to us or to HGI such information as we or HGI may reasonably request (including, without limitation, periodic certifications confirming the rendering of distribution assistance and support services with respect to Shares described herein), and will otherwise cooperate with us and HGI in the preparation of reports to HGI's Board of Directors concerning this Agreement and the monies paid or payable by us under this Agreement, as well as any other reports or filings that may be required by law.

6. The minimum dollar purchase of a Fund's Shares (including Shares being acquired by Customers pursuant to the exchange privileges described in the Fund's Prospectus) shall be the applicable minimum amount set forth in the Prospectus of such Fund, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders for a Fund's Shares are subject to acceptance or rejection by HGI or its transfer agent in its sole discretion, and HGI may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to you for the account of any Customer or Customers. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

7. For the services provided under this Agreement, you shall receive a fee calculated at the applicable annual rate of up to .25% of the average daily
                                                       ----
     net asset value of the Fund's Shares which are owned of record by you as nominee for Customers or which are owned by Customers whose records, as maintained by such Fund or its transfer agent, designate you as the Customer's dealer of record, which fee will be computed daily and paid monthly. You understand that the payment of such fees has been authorized pursuant to the Plans approved by the Board of Directors of the Funds and shall be paid only so long as this Agreement is in effect. Concerning such fee payments under this Agreement, you understand and agree that: (i) all fee payments are subject to the limitations contained in each Funds' Plan, which may be varied or discontinued at any time; (ii) you shall waive the right to receive fee payments to the extent any Fund fails to make payments to us under its distribution agreement with us; (iii) your failure to provide the services described in Schedule A to this Agreement, as may be amended by us from time to time, or otherwise comply with the terms of this Agreement, will render you ineligible to receive any fees; (iv) we may increase or decrease the fee in our sole discretion at any time upon notice to you. The fee will not be paid with respect to (i) Shares of a Fund sold by you and redeemed or repurchased by HGI or by us within seven business days of receipt of confirmation of such sale, or (ii) a Customer if the amount of such fee on an annual basis with respect to such Customer shall be less than $1.00. Such fee shall be subject to the limitations on the payment of asset-based sales charges that are set forth in Rule 2830 of the NASD Conduct Rules.

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8.   Neither of us shall be liable to the other except for (1) acts or failures to act which constitute a lack of good faith or negligence and (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, you shall have the right to manage your own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

9. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the Disinterested Directors of a Fund or by a vote of a majority of the outstanding voting securities of a Fund on ten days' written notice.

10. All communications to us shall be sent to the address set forth on page 1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

                         ______________________________
                         ______________________________
                         ______________________________

11. You represent and warrant that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement and to perform the services contemplated herein. You further represent and warrant that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

12. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

13. Each party hereto agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P ("Reg S-P"), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

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If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.

HEARTLAND INVESTOR SERVICES, LLC
                                              The foregoing Agreement is hereby
                                       accepted:


                                              Company Name

By ______________________________________     By
_________________________________
      Authorized Officer          Date                                  Date
                                       Name:
__________________________________

                                       Title:
___________________________________

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                                   Schedule A
                                     to the
                         Shareholder Services Agreement


                              Shareholder Services
                              --------------------


In accordance with Section 3 of the Shareholder Services Agreement, you agree to provide various types of distribution assistance and shareholder support services that we may reasonably request with respect to Fund Shares that are beneficially owned by your Customers. Such distribution assistance and shareholder support services may include the following.

Distribution Assistance
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(i) placing orders with HGI for the purchase or exchange of a Fund's Shares and tendering a Fund's Shares to HGI for redemption; (ii) promoting the purchase of Shares by Customers; (iii) responding to inquiries from Customers concerning their investments in Fund Shares; (iv) engaging in advertising with respect to a Fund's Shares; and (v) distributing Fund prospectuses, reports and sales literature.

Shareholder Support Services
----------------------------

(i) providing Customers with a service that invests the assets of their accounts in a Fund's Shares pursuant to specific or pre-authorized instructions; (ii) processing dividend payments from HGI on behalf of Customers; (iii) providing information periodically to Customers showing their positions in a Fund's Shares; (iv) arranging for bank wire transfers of funds to or from a Customer's account; (v) responding to inquiries from Customers relating to the services performed by the Participating Organization under this Agreement; (vi) providing sub-accounting, in the case of omnibus accounts, with respect to a Fund's Shares beneficially owned by Customers or the information to HGI necessary for sub-accounting; (vii) if required by law, forwarding Shareholder communications from HGI (such as proxies, Shareholder reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers; (viii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Plan; and (ix) rendering ongoing advice respecting the suitability of particular investment opportunities offered by HGI in light of the Customer's need.